Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-129819) pertaining to the 2004 Share Option Scheme and 2000 Executive Share Option Scheme of Spark Networks plc of our report dated March 20, 2007, with respect to the consolidated financial statements of Spark Networks plc, included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/    ERNST & YOUNG LLP

Los Angeles, California

March 30, 2007